UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 24, 2025
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
001-41490
(Commission File Number)

Delaware	85-2487422
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(Address of Principal Executive Offices)
(866) 846-4660
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
F&G Common Stock, $0.001 par value	FG	New York Stock Exchange
7.950% Senior Notes due 2053	FGN	New York Stock Exchange
7.300% Junior Subordinated Notes due 2065	FGSN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.
Underwriting Agreement
On March 24, 2025, F&G Annuities & Life, Inc., a Delaware corporation (“F&G”), completed the public offering (the “Offering”) of 8,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”). In connection with the Offering, F&G entered into an underwriting agreement, dated March 20, 2025 (the “Underwriting Agreement”), among F&G and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Shares were registered pursuant to F&G’s registration statement on Form S-3ASR (File No. 333-282432) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2024 and were offered to the public pursuant to the prospectus supplement, dated March 20, 2025, to the prospectus, dated October 1, 2024, which forms a part of the Registration Statement. Pursuant to the Underwriting Agreement, F&G granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock.
F&G intends to use the net proceeds from the Offering for general corporate purposes, including the support of organic growth opportunities.
Pursuant to the Underwriting Agreement, the Underwriters agreed to resell to Fidelity National Financial, Inc. (“FNF”), F&G’s majority-stockholder, 4,500,000 shares of Common Stock in the Offering, at the same price per share paid by the Underwriters.
The Underwriting Agreement contains customary representations, warranties and covenants by F&G. It also provides for customary indemnification by each of F&G and the Underwriters for losses or damages arising out of or in connection with the Offering. In addition, pursuant to the terms of the Underwriting Agreement, F&G, FNF and each director and executive officer of F&G have agreed with the Underwriters not to sell, transfer or otherwise dispose of securities of F&G during the 90-day period from the date of the Underwriting Agreement, subject to limited exceptions.
The foregoing summary of the Underwriting Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein.
Forward-Looking Statements
This report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not related to present facts or current conditions or that are not historical facts, as well as statements that address activities, events, or developments that F&G anticipates will or may occur in the future, including, but not limited to, such things as the anticipated timing and closing of the Offering and other such matters. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “project,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements include statements based on management’s current expectations and assumptions about future events. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond F&G’s control, that could cause actual results to differ materially from those in or implied by the forward-looking statements. Factors that may cause such differences include the risks and uncertainties described in F&G’s Annual Report on Form 10-K for the year ended December 31, 2024. F&G disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated March 20, 2025, among BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, and F&G Annuities & Life, Inc.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&G Annuities & Life, Inc.

Date: March 24, 2025	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel and Corporate Secretary